UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

EMBECTA CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)
001-41186 (Commission File Number)	87-1583942 (IRS Employer Identification No.)
300 Kimball Drive, Suite 300, Parsippany, New Jersey (Address of principal executive offices)	07054 (Zip Code)
Registrant’s telephone number, including area code: (862) 401-0000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMBC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Embecta Corp. (“embecta”) held its Annual Meeting of Stockholders on February 12, 2025 (the “2025 Annual Meeting”). The final voting results for each of the matters submitted to a vote of stockholders at the 2025 Annual Meeting are as follows:

Proposal No. 1: All of the Board of Directors’ Class III nominees for director were elected to serve for a term of one year (until the 2026 annual meeting of stockholders), by the votes set forth in the table below.

Nominee	For	Against	Abstain	Broker Non-Vote
Robert J. Hombach	48,685,580	520,342	32,024	3,705,024
Devdatt Kurdikar	48,918,594	288,949	30,403	3,705,024
David F. Melcher	48,231,412	972,241	34,293	3,705,024

Proposal No. 2: The appointment of Ernst & Young LLP as embecta’s independent registered public accounting firm for fiscal year 2025 was ratified by the stockholders by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
52,811,690	90,619	40,661	N/A

Proposal No. 3: The stockholders approved, on an advisory, non-binding basis, the compensation of embecta’s named executive officers by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
47,859,210	1,318,677	60,059	3,705,024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2025	EMBECTA CORP.

By:	/s/ Jeff Mann
Jeff Mann
Senior Vice President, General Counsel & Product Development, and Corporate Secretary